EXHIBIT 99.2

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.
BOARD OF DIRECTORS ELECTS TWO OFFICERS

ATLANTA, February 17, 2004 — Coca-Cola Enterprises Board of Directors today elected two officers. John J. Culhane was elected senior vice president and general counsel and William T. Plybon was elected vice president and deputy general counsel.

The appointment of Mr. Culhane, 58, was announced last month. He succeeds John R. Parker Jr., who has assumed a senior operating role within the company as vice president and general manager of the West Central Region.

Mr.     Plybon, 43, comes to the company from the law firm of Alston & Bird LLP, where he was a member of the firm’s Litigation and Trial Practice section. He has extensive experience as a trial attorney and in areas of corporate governance. Prior to joining Alston & Bird, Mr. Plybon served as litigation counsel at The Coca-Cola Company. He holds an accounting degree from the University of Kansas and a law degree from Emory University.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world’s largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

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